Exhibit (a)(1)(E)

ELIGIBLE OPTION INFORMATION SHEET

Name:

Grant Number	Grant Date	Exercise Price	Outstanding Shares

1.

2.

3.

4.

If you have any questions, please contact the Human Resources Department at (408) 556-8307 or Debra Bradford, our Stock Plan Administrator at (408) 556-8356.